Exhibit 99.1

Contact:

Beci Brenton

Beci.Brenton@hii-co.com

(202) 264-7143

Huntington Ingalls Industries Completes Acquisition of

Alion Science and Technology

NEWPORT NEWS, Va. (Aug. 19, 2021) — Huntington Ingalls Industries (NYSE:HII) announced today that it has completed the acquisition of Alion Science and Technology, a technology-driven solutions provider located in McLean, Virginia, from Veritas Capital, a leading investor in companies operating at the intersection of technology and government.

Alion provides advanced engineering and R&D services in the areas of ISR, military training and simulation, cyber and data analytics and other next-generation technology based solutions to the global defense marketplace. Alion has more than 3,200 employees with over 80% of employees maintaining security clearances.

“Alion greatly expands our ability to provide leading-edge solutions to the nation’s most complex national security challenges,” said Andy Green, HII executive vice president and president of HII’s Technical Solutions division. “Alion is a perfect complement to our existing capabilities in the technology-driven defense and federal solutions space. The services and products they provide are directly in line with the strategic focus that we have articulated for Technical Solutions. Most importantly, we are excited to welcome such a widely respected group of experts to our team.”

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division provides mission-critical national security solutions to government and commercial customers worldwide. Headquartered in Newport News, Virginia, HII employs about 44,000 people operating both domestically and internationally. For more information, visit:

•	HII on the web: www.huntingtoningalls.com

•	HII on Facebook: www.facebook.com/HuntingtonIngallsIndustries

•	HII on Twitter: twitter.com/hiindustries

•	HII on YouTube: www.youtube.com/huntingtoningalls

•	HII on Instagram: www.instagram.com/huntingtoningalls

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: our ability to realize the anticipated synergies, growth prospects and other benefits of the Alion acquisition, including the risk that the anticipated benefits from the Alion acquisition may not be realized within the expected time period or at all; competition from larger or more established companies in the relevant markets; our ability to retain and hire key personnel; challenges, risks and costs associated with integrating the operations of Alion; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

About Veritas Capital

Veritas is a longstanding investor in companies operating at the intersection of technology and government. The firm invests in companies that provide critical products, services, and software, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the healthcare, national security, software, education, aerospace & defense, government services, communications, and energy industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information, visit www.veritascapital.com.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media